Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TRIBUNE MEDIA SERVICES LICENSED DATA AGREEMENT

Television Listings Data Agreement

This Agreement (“Agreement”) is made between Tribune Media Services, Inc., (“TMS”), a Delaware corporation having a place of business at 435 N. Michigan Ave., Chicago, IL 60611, and TiVo Inc. (“Licensee”), a Delaware corporation having a place of business at 2160 Gold Street, Alviso, California 95002 on this March 1, 2004 (the “Effective Date”). In consideration of the mutual covenants contained herein, TMS and Licensee agree as follows:

1. DEFINITIONS.

(a) Basic Personalized Television Service means Licensee’s no-fee services that include DVR functionality, but which in comparison with the Personalized Television Service, do not enable Licensee’s Season Pass™ and WishList™ features (or substantially similar features) and provide a Program Guide with no more than three (3) days of localized television listings information, as enabled on Licensee’s or Licensee’s partners’ stand-alone consumer electronics products.

(b) Basic Personalized Television Service Subscriber means an individual consumer who directly subscribes to Licensee’s Basic Personalized Television Service and has access to the Licensed Data for non-resale or non-distribution purposes.

(c) [*]Services means any services that Licensee offers to non-consumer third parties, e.g., broadcasters, advertisers, etc.; provided that such services [*] to third parties who [*]of the [*], as confirmed in writing by [*](which may be via e-mail), and such services and third parties do [*]offered for sale or license by [*].

(d) DVR means functionality, including access to a Website Program Guide, that Licensee enables as part of the digital recording of video programming.

(e) [*]Services means services Licensee offers (as of the Effective Date or services substantially similar thereto) to non-consumer third parties, e.g., broadcasters, advertisers, etc. whereby [*]enables such third parties (via [*]) to [*]an [*]into the [*]of an advertiser’s [*] that allows Licensee’s Basic Personalized Television Service Subscribers and Personalized Television Service Subscribers to [*].

(f) Licensed Data means the TMS Data Offerings that Licensee chooses to license for its Television Services pursuant to Section 5(a) and as specified in Exhibit B.

(g) Personalized Television Service means Licensee’s subscription-fee based services offered as of the Effective Date or in the future, which include DVR functionality and a Program Guide with localized television listings information, as enabled on Licensee’s or Licensee’s partners’ stand-alone consumer electronics products.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(h) Personalized Television Service Subscriber means an individual consumer who directly subscribes to Licensee’s Personalized Television Service, and has access to the Licensed Data, or any part of Licensee’s service, for non-resale or non-distribution purposes. A Personalized Television Service Subscriber does not include someone who subscribes only to Licensee’s Basic Personalized Television Service.

(i) Program Guide means information regarding television programming, including, without limitation, the name, time, channel, subject or other attribute of such programming, the display of all or a portion of television programming available by name, time, channel, subject or other attribute, recommendations of television programming, whether or not such information is displayed in a common grid format or in any other format or with other information.

(j) Television Services refers individually and collectively to the Basic Personalized Television Service and the Personalized Television Service.

(k) TMS Data Offerings means data files that TMS makes available for license to Licensee, each as defined pursuant to a data specification unique to such data file. Exhibit A sets forth the TMS Data Offerings and relevant specification as of the Effective Date. Exhibit A shall be amended as TMS adds additional data files to its product offerings. To the extent Licensee has access to TMS Data Offerings that are not Licensed Data, it is only pursuant to Section 2(b).

(l) Website Program Guide means a web-based Program Guide made accessible solely to Licensee’s Personalized Television Service Subscribers [*].

2. GRANTS OF LICENSE.

(a) Licensee Services License Grants. Subject to the terms and conditions of this Agreement, TMS hereby grants to Licensee, during the term of this Agreement, a non-exclusive, non-assignable (unless pursuant to Section 16) license to use the Licensed Data and/or portions thereof (as determined and arranged by Licensee), in digital electronic form solely as part of:

(1) Licensee’s [*]Services. This license for [*]Services is [*]and the [*] for each data file of Licensed Data is set forth in Exhibit B. For the sake of clarity, the [*] for each such data file allows the use of such data file for both the [*]Service and the [*]Service;

(2) Licensee’s [*]Services. This license for [*] Services is [*]; and

(3) Licensee’s [*]Services. This license is [*]and the [*]is set forth in Exhibit B.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) [*]License Grant. Subject to the terms and conditions of this Agreement, TMS hereby grants to Licensee, during the term of this Agreement, a non-exclusive, non-assignable (unless pursuant to Section 16), [*] (except as set forth in Exhibit C) right and license to use the TMS Data Offerings and/or portions of thereof (as determined and arranged by Licensee) in digital electronic form solely for Licensee’s [*]using the TMS Data Offerings. For purposes of this Section 2(b) [*]means (i) [*]and (ii) [*]. For the sake of clarity, Licensee may [*]such products and services to [*].

3. LICENSE RESTRICTIONS.

(a) Licensee will use Licensed Data and TMS Data Offerings only as authorized in this Agreement or in subsequent usage agreed upon in writing by both parties. No other distribution or derivative product uses are permitted without the express written consent of TMS. Licensee may not use Licensed Data or TMS Data Offerings in any form except as expressly set forth in this Agreement.

(b) Except as expressly provided in this Agreement, TMS does not grant Licensee any rights or licenses in or to the Licensed Data or the TMS Data Offerings, the related names and trademarks or associated components, including without limitation the content and proprietary systems used by TMS in connection with the Licensed Data and TMS Data Offerings. Licensee shall not sublicense or resell the Licensed Data or TMS Data Offerings without TMS’ prior written consent. TMS acknowledges and agrees that Licensee’s [*]activities (as defined in Section 2(b)), the [*]Services, [*]Services, and [*]Services do not constitute [*]of the Licensed Data or the TMS Data Offerings.

(c) Licensee shall [*]the Licensed Data or the TMS Data Offerings without TMS’ prior written consent, other than (i) to [*]necessary to [*]the Licensed Data and the TMS Data Offerings into any electronic product in which TMS has authorized Licensee to use the Licensed Data and the TMS Data Offerings; (ii) to [*], so long as such [*]do not [*]the Licensed Data and TMS Data Offerings [*]; and (iii) to add to, or combine other data (e.g., [*]) with the Licensed Data or TMS Data Offerings so long as Licensee does not take any action and does not [*]to take any action that would [*]the Licensed Data or TMS Data Offerings [*].

4. CHANGES TO LICENSEE’S TELEVISION SERVICES.

(a) Personalized Television Service. Licensee may add to the features and functionality provided by the Personalized Television Service, and at its sole discretion develop novel services to use with the Personalized Television Service and use the Licensed Data for such additions or novel services [*].

(b) Basic Personalized Television Service. The parties will negotiate in good faith regarding [*]. Any services that the parties agree are not part of the Basic Personalized Television Services shall be considered Personalized Television Services.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5. UNDERSTANDINGS REGARDING LICENSED DATA.

(a) Licensed Data and Changes Thereto. Licensee may choose to license for purposes of Section 2(a) some or all of the TMS Data Offerings in its sole discretion, by providing written notice to TMS of Licensee’s election to do so. As of the Effective Date, the Licensed Data is set forth in Exhibit B. Exhibit B shall be amended to reflect Licensee’s then-current Licensed Data. To the extent Licensee licenses (1) TMS Data Offerings listed in Exhibit C, the [*]set forth therein shall apply and (2) TMS Data Offerings for which [*]have been set forth in this Agreement, TMS and Licensee shall mutually agree upon the [*].

(b) Licensed Data Contents and Customized Services. Licensee agrees and acknowledges that the Licensed Data will include only that information which TMS, in its sole discretion, collects and distributes in the ordinary course of its business. Notwithstanding the foregoing, Licensee shall continue to receive during the term of this Agreement all customized information and services Licensee receives from TMS as of the Effective Date.

(c) Licensed Data Source and Substitution. Licensee acknowledges and agrees that: (i) the Licensed Data and any other services to be performed by TMS under this Agreement may be provided and/or performed by an affiliate of TMS; and (ii) if the Licensed Data becomes unavailable for any reason, TMS at its sole discretion may either substitute substantially identical data in substantially the same form and format or reduce on a pro rata basis the fees payable by Licensee for the Licensed Data in question.

(d) Licensed Data Acceptance. Licensee agrees to accept the Licensed Data in the format set forth in the data specifications referenced in Exhibit A.

(e) Licensed Data Format Changes. TMS agrees not to change the record format of the Licensed Data without deliberation, if at all, and only then by notifying Licensee in writing at least [*]days in advance of such change. TMS and Licensee agree that TMS may change the Licensed Data only by adding fields at the end of file(s) and/or modifying field formats, but that TMS may not delete any fields.

(f) Licensee Requests. In the event Licensee requests format revisions or additional services, there may be additional monthly or one-time charges, depending on the format revisions and additional services requested. Specific rate increases or charges shall be provided to Licensee by TMS in advance of the actual format changes or additional services requested by Licensee.

(g) Understanding Regarding UK Data. Notwithstanding anything to the contrary contained herein, Licensee shall have no obligation to license United Kingdom-specific TMS Data Offerings from TMS; provided, however, that if Licensee desires to receive United Kingdom Program Guide data from a third party, Licensee shall [*].

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6. ATTRIBUTION. Licensee agrees to credit TMS as the source of the Licensed Data by providing attribution in Licensee’s Television Services as follows:

(a) In the so-called [*]: “Program guide data provided by Tribune Media Services, Inc.”

(b) In the so-called [*]: “Program Information © Tribune Media Services, Inc.”

(c) In the so-called [*]: “© Tribune Media Services, Inc.”

Licensee may display its own [*] logos in association with the Television Services. The parties shall negotiate in good faith any changes to the attributions set forth in this Section 6.

7. PAYMENT.

(a) Monthly Billing and Payment; Late Fees. Licensee shall pay to TMS the fees for the Licensed Data and for the [*] Services, as set forth in Exhibit B. TMS will bill Licensee [*]and Licensee shall pay all undisputed amounts within [*]days after receipt of an invoice. Late payments will be assessed an interest charge of [*]percent ([*]%) per month. TMS, in its sole discretion, may terminate this Agreement and/or cease providing Licensed Data to Licensee if Licensee fails to pay any undisputed amounts within [*]days after Licensee receives notice from TMS of a payment delinquency.

(b) [*]. Licensee will [*] the [*], which TMS [*]. Licensee represents and warrants that it will use commercially reasonable efforts to [*]. If Licensee [*], Licensee shall [*] and [*]. If Licensee [*], Licensee shall also [*]. Licensee shall have the right to [*]within [*] of [*].

(c) Taxes. Licensee shall pay all applicable taxes (including without limitation sales and use taxes) associated with delivery to Licensee and use by Licensee of the Licensed Data.

(d) [*]. If, for [*]or more [*], TMS fails to deliver [*] Licensed Data or delivers the Licensed Data in a corrupted or unusable manner that affects [*]percent ([*]%) or more of Licensee’s customer base, TMS shall [*]Licensee an [*]to [*].

8. DATA QUALITY/PROBLEM RESOLUTION.

(a) Data Quality. TMS shall meet the following standards for the Licensed Data supplied to Licensee under this Agreement:

(1) TMS will use commercially reasonable efforts to ensure that the Licensed Data is accurate

(2) [*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(3) [*]

(4) [*]

(5) [*]

(6) [*]

(7) [*]

(8) [*]

(9) [*]

(10) [*]

(b) Problem Response and Resolution. Upon the Effective Date, TMS shall provide email, voicemail and live on-call support to Licensee to help support and address Licensee’s concerns and questions regarding the Licensed Data and services. TMS shall use commercially reasonable efforts to respond to Licensee’s initial contact [*]during TMS’ normal business hours (7:00 am EST to 5:30 pm EST, Monday through Friday, excluding holidays) and [*]during holidays, weekends and outside of TMS’ normal business hours. TMS shall use commercially reasonable efforts to resolve problems related to lineups and schedules [*]after receipt of Licensee’s initial call. TMS shall use commercially reasonable efforts to resolve problems related to real-time products or provide an explanation with a timeline for resolution, [*]after receipt of Licensee’s initial call.

(c) Recurring Problems. With respect to errors Licensee deems in good faith to be recurring, Licensee may provide to TMS specific written descriptions thereof. TMS shall [*]of Licensee’s notification (1) investigate such errors, (2) report to Licensee an explanation for such errors, and (3) if TMS in good faith agrees that errors are attributable to TMS, provide a firm schedule date for the resolution of such errors. TMS will resolve such errors in accordance with such schedule. If any such mutually agreed upon recurring errors are [*]agreed to by TMS and Licensee[*]upon [*]advance written notice if such recurring error continues to result in a material deficiency (“Material Deficiency”) in the Licensed Data, provided, however, that TMS shall have [*] (concurrent with the advance notice period) to correct any such Material Deficiency. A Material Deficiency is a recurring non-routine deficiency that is within the control of TMS, the consequence of which is to create material non-standard processing requirements on the part of Licensee to correct such Material Deficiency.

(d) Quality Discussions and Enhancement Requests. The parties will conduct data quality discussions on at least a [*]basis. The objective of these discussions will be to

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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share knowledge with the intent of discovering and reducing potential errors in, and enhancing, the Licensed Data and TMS Data Offerings. The data quality discussions will occur as long as Licensee feels they are necessary. Following each such [*] discussion, Licensee may supply TMS with a list of desired enhancement requests. TMS shall consider such requests in good faith and use commercially reasonable efforts to implement such requests. [*] of receiving such requests, TMS shall inform Licensee whether TMS can fulfill such requests and the estimated time frame for doing so. TMS acknowledges that Licensee is submitting enhancement requests in Exhibit D and that on or before the Effective Date, TMS shall inform Licensee whether TMS can fulfill such requests and the estimated time frame for doing so.

(e) Late Data Delivery. The parties will discuss initiation of a procedure specifying that if the [*] to Licensee is [*] until [*], TMS will send notification of this situation to [*] as soon as TMS has knowledge of the situation.

(f) Account Management. TMS shall maintain up-to-date documentation regarding Licensee’s specifications and business processes and, for all new TMS employees servicing Licensee’s account, shall train such employees on Licensee’s specifications and business processes. TMS will share such documentation with Licensee on or before the Effective Date, and thereafter upon Licensee’s request but not less than once per year. TMS shall also have an introductory meeting with Licensee for new TMS employees servicing Licensee’s account.

9. TERM. This Agreement shall begin on the “Effective Date” and continue for three (3) years, and shall automatically renew for up to two (2) additional terms of one (1) year each unless Licensee notifies TMS of its decision not to renew this Agreement by providing written notice by letter to TMS at Tribune Media Services, Inc., 333 Glen Street, Glens Falls, New York 12801, with copy to General Counsel, Tribune Company, 435 N. Michigan Ave., Suite 600, Chicago, Il 60611, at least ninety (90) days before the end of the then-current term. TMS may terminate this Agreement in the case of material uncured breaches by Licensee of Licensee’s license grant restrictions or payment obligations; provided that TMS provides Licensee with written notice of such breaches and [*] from the date of such notice to cure such breaches. The royalties for the Licensed Data and [*] Services, excluding [*], shall increase by [*] percent ([*]%) with each renewal of this Agreement.

10. LIMITATION OF LIABILITY.

(a) Licensee acknowledges and agrees with TMS’ assertion that the Licensed Data is produced by TMS in good faith from information compiled and supplied by unrelated third parties. EXCEPT AS PROVIDED IN SECTION 8, TMS PROVIDES THE LICENSED DATA ON AN “AS IS” BASIS, MAKES NO EXPRESS OR IMPLIED WARRANTIES REGARDING THE LICENSED DATA, AND DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. LICENSEE’S SOLE REMEDY FOR ANY NONCOMPLIANCE WITH SECTION 8 SHALL BE A CREDIT OF THE FEES PAYABLE BY LICENSEE FOR THE LICENSED DATA GIVING RISE TO SUCH NONCOMPLIANCE.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) TMS shall not be liable for any loss or damage arising to Licensee by reason of non-delivery, delay or interruption in delivery of data due to circumstances beyond the control of TMS, which shall include without limitation, failure of communication equipment. EXCEPT FOR INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE AND EXCLUDING ITS INDEMNIFICATION OBLIGATIONS UNDER SECTION 11 OF THIS AGREEMENT, IN NO EVENT SHALL TMS’ LIABILITY TO LICENSEE OR ANY OTHER PARTY FOR MISTAKES, ERRORS, OR OMISSIONS IN DATA, FOR NON-DELIVERY OR LATE DELIVERY OF DATA, EXCEED THE AMOUNT PAYABLE BY LICENSEE TO TMS FOR THE DATA IN WHICH THE MISTAKE, ERROR, OR OMISSION OCCURRED, OR FOR THE DATA WHICH WAS NOT DELIVERED OR WAS NOT DELIVERED ON A TIMELY BASIS. EXCEPT FOR INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE AND EXCLUDING ITS INDEMNIFICATION OBLIGATIONS UNDER SECTION 11 OF THIS AGREEMENT, IN NO EVENT SHALL LICENSEE’S LIABILITY TO TMS EXCEED THE AMOUNT PAYABLE BY LICENSEE TO TMS FOR LICENSED DATA. EXCEPT FOR INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OR PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL TMS OR LICENSEE BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OR LOST-PROFIT DAMAGES.

11. INDEMNIFICATION.

(a) By TMS. TMS shall indemnify, defend and hold harmless Licensee and its officers, directors, employees, representatives and agents from and against any and all claims, damages, costs and expenses (including reasonable out-of-pocket attorneys’ fees) arising out of or relating to any allegation that the Licensed Data or TMS Data Offerings infringes or otherwise violates any third party’s patent, trademark, copyright, trade secret or other intellectual property right, except to the extent such allegation relates to or arises out of any edits, modifications or alterations Licensee has made to the Licensed Data or TMS Data Offerings.

(b) By Licensee. Licensee shall indemnify, defend and hold harmless TMS and its officers, directors, employees, representatives and agents from and against any and all third party claims, damages, costs and expenses (including reasonable out-of-pocket attorneys’ fees) arising out of or relating to (a) any edits, modifications or alterations Licensee makes to the Licensed Data or TMS Data Offerings; and (b) any suits or actions alleging that any electronic product in which Licensee uses or incorporates the Licensed Data or TMS Data Offerings (an “Allegedly Infringing Licensee Product”) infringes or otherwise violates any third party’s patent, trade secret, copyright, trademark or other intellectual property right. If Licensee receives written notice of an alleged infringement or believes that a claim of infringement is likely, then Licensee may (i) modify the Allegedly Infringing Licensee Product so that it no longer infringes and (ii) if such modifications cannot be obtained using commercially reasonable efforts and on commercially reasonable terms, terminate this Agreement upon notice to TMS.

(c) General. Any indemnification provided under this Agreement shall be conditioned upon (i) the indemnified party providing the indemnifying party with prompt written notice of any claim; provided, however, that failure to provide prompt notice shall

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not relieve the indemnifying party of its indemnification obligations unless such failure materially prejudices the defense of such claim; (ii) the indemnified party permitting the indemnifying party to assume and control the defense and settlement of such claim; and (iii) the indemnified party fully cooperating in the defense or settlement of such claim. The indemnification provisions of this Agreement shall survive expiration or termination of this Agreement.

12. PROPRIETARY INTEREST. Licensee acknowledges that, as between Licensee and TMS, TMS owns all copyrights and other proprietary rights in and to the Licensed Data and TMS Data Offerings. Licensee shall not, by virtue of this Agreement or by virtue of its access to the Licensed Data and TMS Data Offerings, obtain any copyright or other proprietary right or interest in or to the Licensed Data or TMS Data Offerings except the rights specifically granted to Licensee herein.

13. CONFIDENTIALITY OBLIGATIONS.

(a) Confidential Information. During the term of this Agreement, each party may receive Confidential Information (as hereinafter defined) belonging to the other party (the “disclosing party”) and shall not use such Confidential Information except as set forth in this Agreement. Each receiving party shall disclose Confidential Information of the disclosing party only to its employees or agents who are required to have such information for the receiving party to carry out the transactions contemplated by this Agreement and who have been advised of the obligations set forth in this Section 13(a). The receiving party shall promptly notify the disclosing party of any actual or suspected misuse or unauthorized disclosure of the disclosing party’s Confidential Information. For purposes of this Agreement, “Confidential Information” of a disclosing party means any information or material that the other party designates as confidential (including without limitation the terms and conditions of this Agreement) unless such information or material (i) is or becomes publicly known through no wrongful act of the receiving party, (ii) is received from a third party without restriction and without breach of any confidentiality obligation to the other party, or (iii) is independently developed by the receiving party without any use of the Confidential Information, as demonstrated by files created as of the time of such independent development.

(b) Compelled Disclosures. If a receiving party is compelled by law, regulation or a court of competent jurisdiction to disclose any of the other party’s Confidential Information, the receiving party will promptly notify the disclosing party so that it may seek a protective order or other appropriate remedy. The receiving party agrees to cooperate at the disclosing party’s expense in seeking such order or other remedy. If disclosure is ultimately required, the receiving party will furnish only that portion of the Confidential Information that is legally required, exercise reasonable efforts to obtain assurance that it will receive confidential treatment, and continue to treat such Confidential Information in accordance with Section 13(a).

(c) Confidentiality of Agreement. Each party agrees that the terms and conditions of this Agreement shall be treated as the other party’s Confidential Information; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise

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required by applicable law; (iii) to legal counsel of the parties; (iv) pursuant to the rules and regulations of any stock association or exchange on which the party’s stock is traded; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition of one of the parties or proposed merger or acquisition of one of the parties. Neither party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to the parties’ obligations to comply with applicable securities laws (and in such event each party shall use reasonable efforts to provide the other party with a copy of any such statement or communication in advance of such issuance). For the purpose of clarity, the parties may disclose in confidence the terms, conditions and existence of this Agreement to any third parties as necessary to fulfill their respective obligations, and exercise their respective rights under this Agreement.

(d) Tax Disclosure. Notwithstanding anything in this Agreement to the contrary, each party to this Agreement (and any employee, representative, or other agent of the parties to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure shall only be made to the extent reasonably necessary to comply with any applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. Thus, for the avoidance of doubt, the parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of the other party to this transaction or any sensitive business information (including, without limitation, the name and other specific information about the other party’s proprietary rights or Confidential Information disclosed pursuant to this Agreement) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

14. POST-TERMINATION. On termination or expiration of this Agreement: (i) all rights granted by TMS under this Agreement shall immediately terminate; (ii) Licensee shall within [*]after such termination cease to display, reproduce, retransmit or otherwise use any Licensed Data or TMS Data Offerings; (iii) within [*]after such termination, Licensee shall purge all Licensed Data and TMS Data Offerings from all of its [*]; (iv) once [*]have passed from such termination Licensee will not use for any purpose thereafter any information included in or derived from the Licensed Data or TMS Data Offerings; and (v) Licensee shall within [*]after such termination return to TMS any software or other materials provided by TMS under this Agreement. Upon termination or

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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expiration of this Agreement for reasons other than nonpayment or Licensee’s breach of its license grant restrictions, TMS shall continue to provide Licensee with Licensed Data and TMS Data Offerings at Licensee’s written request, at the rates specified in this Agreement and in accordance with the terms and conditions of this Agreement, for up to [*]following such termination or expiration. Notwithstanding anything herein to the contrary, upon termination or expiration of this Agreement, Licensee shall not be required to purge Licensed Data or TMS Data Offerings from any of Licensee’s customers’ consumer devices to which Licensee supplied Licensed Data or TMS Data Offerings during the term of this Agreement.

15. GOVERNING LAW; VENUE. This Agreement shall be governed by and interpreted under the laws of the State of Illinois, excluding Illinois’ choice of law rules. Any suit, action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in Chicago, Illinois. Both parties hereby irrevocably consent to jurisdiction and venue in the state and federal courts located in Chicago, Illinois for purposes of any suit, action or proceeding arising out of or relating to this Agreement.

16. ASSIGNMENT. TMS may assign this Agreement without the prior consent of Licensee. Licensee shall not assign its rights under this Agreement without TMS’ prior written consent except pursuant to a transfer of all or substantially all of Licensee’s business and assets, whether by merger, sale of assets, sale of stock or otherwise. Each party’s rights and obligations pursuant to this Agreement and any amendments thereof will bind and inure to the benefit of such party’s permitted successors or assignees.

17. PUBLICITY. TMS shall have the right to use the name of Licensee in publicity, advertising, and sales promotion with the prior consent of Licensee, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, TMS will not be required to obtain Licensee’s prior consent to include Licensee’s name in public lists of TMS clients.

18. NO JOINT VENTURE CREATED. Nothing in this Agreement and its performance shall be construed as creating a joint venture, partnership or agency between Licensee and TMS.

19. ENTIRE AGREEMENT. This Agreement and its Exhibits contain the entire understandings of TMS and Licensee concerning the subject matter hereof, and supersede and cancel all prior understandings, agreements, representations (whether oral or written) between TMS and Licensee regarding the subject matter hereof. In the event of a conflict between the provisions of this Agreement and any exhibits hereto, the terms of this Agreement prevail. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision that is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing. This Agreement may only be amended by a subsequent writing signed by an authorized representative of TMS and Licensee.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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In Witness Whereof, the undersigned have executed this Agreement on the dates indicated.

Accepted by:		Accepted by:

TiVo Inc.		Tribune Media Services, Inc.
Signature:	/s/ Edward Lichty	Signature:	/s/ Barbara S. Needleman
Printed Name:	Edward Lichty	Printed Name:	Barbara S. Needleman
Title:	Vice President	Title:	Vice President
Date:	6 Jan 04	Date:	1/12/04

Phone: 408-519-9157		Sales Representative: Amy Mann
Fax: 408-519-3304

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